Exhibit 99.1

Vallon Pharmaceuticals Announces Review of Strategic Alternatives

Philadelphia, PA, April 22, 2022 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), a clinical-stage biopharmaceutical company primarily focused on the development of novel drugs that are designed to deter abuse in the treatment of CNS disorders, today announced it has engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to evaluate strategic alternatives for the Company with the goal of maximizing shareholder value.

Ladenburg has been engaged to advise Vallon on the strategic review process, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. This process may not result in any transaction and the Company does not intend to disclose additional details unless and until it has entered into a specific transaction. Thompson Hine LLP serves as Vallon’s legal counsel and will assist with the exploration of alternatives.

The Company is continuing to assess the best path forward for ADAIR, its novel abuse-deterrent formulation of amphetamine for the treatment of attention deficit hyperactivity disorder (ADHD) and narcolepsy, and for ADMIR, its novel abuse-deterrent formulation of methylphenidate (Ritalin). In the meantime, and in conjunction with the exploration of strategic alternatives, the Company is streamlining its operations in order to preserve its capital and cash resources.

About Vallon Pharmaceuticals, Inc.

Vallon Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company is focused on the development of new medications to help patients with CNS disorders. The Company’s lead investigational product candidate, ADAIR, is a novel abuse-deterrent formulation of amphetamine immediate release being developed for the treatment of ADHD and narcolepsy.

For more information about the company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.

References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.

Forward Looking Statements

This press release contains “forward-looking statements” that are based on Vallon’s current expectations and subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation, Vallon’s ability to execute its business plan, continue its growth and fund its ongoing business activities as planned, Vallon’s expectations with respect to its strategic review process and any potential strategic transactions, Vallon’s ability to develop and commercialize its product candidates, Vallon’s expectations related to results of clinical trials and studies, Vallon’s expectations with respect to the analysis of data and results from its pivotal SEAL study evaluating ADAIR, Vallon’s expectations with respect to the continued development of ADAIR and ADMIR, Vallon’s expectations with respect to the important advantages it believes its abuse-deterrent formulation of drugs have over similar drugs in the market and the growing need for abuse-deterrent formulations of drugs, Vallon’s ability to utilize the 505(b)(2) regulatory pathway, Vallon’s ability to obtain FDA approval of ADAIR and its other product candidates, Vallon’s expectations with respect to its cash runway and its ability to achieve cost reduction objectives. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Vallon’s Quarterly and Annual Reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com